Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc. Reports
Second Quarter 2018 Financial Results

MOUNT PLEASANT, Texas, July 24, 2018 /GlobeNewswire/ -- Guaranty Bancshares, Inc. (NASDAQ: GNTY), the holding company for Guaranty Bank & Trust, N.A., today reported financial results for the fiscal quarter ended June 30, 2018. The company's net income available to common shareholders was $4.6 million, or $0.41 per basic share, for the quarter ended June 30, 2018, compared to $4.4 million, or $0.39 per basic share, for the quarter ended March 31, 2018 and $4.0 million, or $0.40 per basic share, for the quarter ended June 30, 2017. The earnings per basic share during the second quarter of 2018 were impacted by the issuance of 899,816 shares of common stock in connection with the completion of the Westbound Bank ("Westbound") acquisition on June 1, 2018. Excluding the Westbound acquisition related expenses, basic earnings per share during the second quarter of 2018 would be $0.46 per basic share. The growth in our net income was primarily attributable to an increase in net interest income, after the provision for loan losses, of $1.8 million and an increase in noninterest income of $400,000, compared to the same period in 2017. Return on average assets and average equity for the second quarter were 0.90% and 8.58%, respectively, compared to 0.89% and 8.35%, respectively for the first quarter of 2018 and 0.85% and 8.85%, respectively, for the same period during 2017.

The company's growth in net earnings in the second quarter of 2018, as compared to the second quarter of 2017, was primarily attributable to growth in net interest income of $1.8 million, an increase in noninterest income of $400,000, and a decrease in the income tax provision of $611,000. These increases were partially offset by an increase in noninterest expense of $2.2 million, which includes nonrecurring Westbound acquisition related expenses during the quarter of $534,000, as well as $7.8 million in employee and compensation benefits for the quarter ended June 30, 2018, an increase of $1.3 million, or 20.9%, from the quarter ended June 30, 2017. The increase in employee compensation and benefits resulted from an increase of 54 full-time equivalent employees, from 395 as of June 30, 2017 to 449 as of June 30, 2018, of which 25 new employees were related to the Westbound acquisition, nine were from our two de novo locations in Austin and Fort Worth, Texas that were opened in the fourth quarter of 2017, and other employees were added to support operational growth and our SBA department.

Net interest income for the second quarter of 2018 and 2017 was $16.5 million and $14.8 million, respectively, an increase of $1.7 million, or 11.2%. Net interest margin for the second quarter of 2018 and 2017 was 3.44% and 3.40% respectively. Net interest income and net interest margin, on a taxable equivalent basis, were $16.5 million and 3.48%, respectively, for the second quarter of 2018.

The provision for loan losses was $650,000 in the second quarter of 2018, compared to $600,000 in the first quarter of 2018 and $800,000 in the second quarter of 2017. The provision for loan losses is primarily reflective of organic growth during the respective periods. Nonperforming assets as a percentage of total loans have remained relatively consistent and were 0.76% at June 30, 2018, compared to 0.64% at March 31, 2018, and 0.71% at June 30, 2017.

Noninterest income increased 6.8% in the second quarter of 2018 to $3.9 million, compared to $3.7 million for the quarter ended March 31, 2018. Noninterest income increased 11.4% in the second quarter of 2018, compared to $3.5 million for the quarter ended June 30, 2017. Merchant and debit card income increased 10.1% to $871,000, compared to $791,000 in the same quarter last year due to continued growth in net new accounts and debit card usage. Gain on sale of mortgage loans increased $206,000, or 43.6%, from $472,000 in the second quarter of 2017 to $678,000 in the current quarter. The increase in gain on sale of mortgage loans results from increases in the volume and amount of the loans sold. Other categories of noninterest income increased with the continued growth of the bank.

Noninterest expense increased 7.1% in the second quarter of 2018 to $14.1 million, compared to $13.1 million for the quarter ended March 31, 2018. Noninterest expense increased 18.2% in the second quarter of 2018, compared to $11.9 million for the second quarter of 2017. The increase in noninterest expense in the second quarter of 2018 was primarily driven by a $1.3 million increase in employee compensation and benefit expenses when compared to the same quarter a year ago, a $614,000 increase in legal and professional fees, primarily associated with the Westbound acquisition and a $140,000 increase in occupancy expenses. Increases in salary and occupancy expenses were significantly impacted as a result of the Westbound acquisition and by our two de novo locations in Austin and Fort Worth, Texas. The company's efficiency ratio in the second quarter of 2018 was 68.88%, compared to 65.10% in the same quarter last year.

As of June 30, 2018, consolidated assets for the company totaled $2.24 billion, compared to $2.00 billion at March 31, 2018 and $1.91 billion at June 30, 2017. Gross loans increased 13.71%, or $192.1 million, to $1.59 billion at June 30, 2018, compared to loans of $1.40 billion at March 31, 2018. Gross loans increased 23.0%, or $297.8 million, from $1.30 billion at June 30, 2017. Excluding the $154.7 million of loans acquired from Westbound, loan growth from June 30, 2017 to June 30, 2018 was $143.1 million or 11.0%. Deposits increased by 9.27%, or $156.8 million, to $1.85 billion at June 30, 2018 compared to $1.69 billion at

March 31, 2018. Total deposits increased 12.3%, or $202.1 million, from $1.65 billion at June 30, 2017. Excluding the $181.4 million of deposits acquired from Westbound, deposit growth from June 30, 2017 to June 30, 2018 was $20.6 million, or 1.24%. Shareholders' equity totaled $239.7 million as of June 30, 2018, compared to $207.4 million at March 31, 2018 and $204.6 million at June 30, 2017. The increases from the first quarter and from June 30, 2017 were primarily the result of operating earnings and the issuance of common stock related to the Westbound acquisition during the period.

The company's Chairman and Chief Executive Officer, Ty Abston, said, "Guaranty completed the Westbound acquisition on June 1st with a simultaneous close and system conversion that went very smoothly as our integration team did an excellent job leading up to and during the conversion. We continue to integrate the operations of the Westbound locations into Guaranty and expect to realize cost savings of at least 30.0%. We have hired two additional lenders in the Houston market and plan to further build out our team in that growing region. Our Austin and Dallas/Fort Worth markets continue to grow and we will be moving to permanent facilities in all of those markets during the third and fourth quarters of 2018, which should help us continue our growth momentum."

Guaranty Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(In thousands, except share and per share data)
	As of
	2018		2017
	June 30	March 31	December 31	September 30	June 30
ASSETS
Cash and due from banks	$37,944	$33,021	$40,482	$33,736	$36,389
Federal funds sold	56,850	43,875	26,175	34,250	17,700
Interest-bearing deposits	4,186	9,715	24,771	27,075	29,217
Total cash and cash equivalents	98,980	86,611	91,428	95,061	83,306
Securities available for sale	243,490	235,075	232,372	238,133	246,233
Securities held to maturity	167,239	170,408	174,684	179,081	182,248
Loans held for sale	1,731	1,477	1,896	3,400	2,435
Loans, net	1,580,441	1,388,913	1,347,779	1,294,847	1,284,318
Accrued interest receivable	8,667	6,719	8,174	6,440	7,631
Premises and equipment, net	53,396	45,095	43,818	43,958	44,491
Other real estate owned	1,926	2,076	2,244	1,929	1,733
Cash surrender value of life insurance	25,590	19,468	19,117	18,376	18,035
Deferred tax asset	2,504	3,354	2,543	4,267	4,121
Core deposit intangible, net	5,133	2,578	2,724	2,870	3,016
Goodwill	32,019	18,742	18,742	18,742	18,742
Other assets	23,524	17,369	17,103	16,949	16,160
Total assets	$2,244,640	$1,997,885	$1,962,624	$1,924,053	$1,912,469

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$464,236	$421,255	$410,009	$405,678	$387,725
Interest-bearing deposits	1,384,189	1,270,327	1,266,311	1,211,624	1,258,648
Total deposits	1,848,425	1,691,582	1,676,320	1,617,302	1,646,373
Securities sold under agreements to repurchase	12,588	12,395	12,879	12,920	14,153
Accrued interest and other liabilities	9,515	7,575	7,117	7,601	7,921
Federal Home Loan Bank advances	120,644	65,149	45,153	65,157	25,161
Subordinated debentures	13,810	13,810	13,810	13,810	14,310
Total liabilities	2,004,982	1,790,511	1,755,279	1,716,790	1,707,918

Total shareholders' equity	239,658	207,374	207,345	207,263	204,551
Total liabilities and shareholders' equity	$2,244,640	$1,997,885	$1,962,624	$1,924,053	$1,912,469

	Quarter Ended
	2018		2017
	June 30	March 31	December 31	September 30	June 30
INCOME STATEMENTS
Interest income	$21,026	$19,038	$18,689	$18,165	$17,792
Interest expense	4,567	3,666	3,201	3,063	2,993
Net interest income	16,459	15,372	15,488	15,102	14,799
Provision for loan losses	650	600	600	800	800
Net interest income after provision for loan losses	15,809	14,772	14,888	14,302	13,999
Noninterest income	3,916	3,665	3,779	3,702	3,516
Noninterest expense	14,069	13,134	12,265	12,166	11,906
Income before income taxes	5,656	5,303	6,402	5,838	5,609
Income tax provision	1,022	944	3,594	1,699	1,633
Net earnings	$4,634	$4,359	$2,808	$4,139	$3,976

PER COMMON SHARE DATA
Earnings per common share, basic	$0.41	$0.39	$0.25	$0.37	$0.40
Earnings per common share, diluted	0.41	0.39	0.25	0.37	0.39
Cash dividends per common share	0.14	0.14	0.14	0.13	0.26
Book value per common share - end of quarter	20.04	18.75	18.75	18.74	18.50
Tangible book value per common share - end of quarter(1)	16.81	16.82	16.81	16.79	16.53
Common shares outstanding - end of quarter	11,960,772	11,058,956	11,058,956	11,058,956	11,058,956
Weighted-average common shares outstanding, basic	11,327,363	11,058,956	11,058,956	11,058,956	10,019,049
Weighted-average common shares outstanding, diluted	11,440,103	11,177,579	11,162,329	11,164,429	10,106,825

PERFORMANCE RATIOS
Return on average assets (annualized)	0.90%	0.89%	0.58%	0.87%	0.85%
Return on average equity (annualized)	8.58	8.35	5.36	7.99	8.85
Net interest margin (annualized)	3.44	3.41	3.39	3.38	3.40
Efficiency ratio(2)	68.88	68.99	64.13	64.70	65.10
(1) See Reconciliation of non-GAAP Financial Measures table
(2) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	As of
	2018		2017
	June 30	March 31	December 31	September 30	June 30
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$234,396	$206,308	$197,508	$192,368	$217,310
Real estate:
Construction and development	211,745	193,909	196,774	201,542	178,041
Commercial real estate	570,448	450,076	418,137	393,710	379,083
Farmland	68,272	63,971	59,023	54,351	63,841
1-4 family residential	392,940	377,278	374,371	364,530	355,121
Multi-family residential	39,023	37,992	36,574	23,259	28,858
Consumer	52,949	48,982	51,267	51,379	51,244
Agricultural	23,362	22,545	25,596	24,449	21,854
Overdrafts	339	273	294	698	364
Total loans(1)(2)	$1,593,474	$1,401,334	$1,359,544	$1,306,286	$1,295,716

	Quarter Ended
	2018		2017
	June 30	March 31	December 31	September 30	June 30
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$13,375	$12,859	$12,528	$12,525	$11,928
Loans charged-off	(201)	(116)	(979)	(929)	(302)
Recoveries	66	32	710	132	99
Provision for loan losses	650	600	600	800	800
Balance at end of period	$13,890	$13,375	$12,859	$12,528	$12,525

Allowance for loan losses / period-end loans	0.87%	0.95%	0.95%	0.96%	0.97%
Allowance for loan losses / nonperforming loans	162.3	282.4	321.2	217.7	316.4
Net charge-offs / average loans (annualized)	0.04	0.02	0.08	0.25	0.06

NON-PERFORMING ASSETS
Non-accrual loans (3)	$8,557	$4,737	$4,004	$5,755	$3,958
Other real estate owned	1,926	2,076	2,244	1,929	1,733
Repossessed assets owned	1,624	2,107	2,466	2,479	3,501
Total non-performing assets	$12,107	$8,920	$8,714	$10,163	$9,192

Non-performing assets as a percentage of:
Total loans(1)(3)	0.76%	0.64%	0.64%	0.78%	0.71%
Total assets	0.54	0.45	0.44	0.53	0.48

Restructured loans-nonaccrual	$—	$—	$—	$—	$—
Restructured loans-accruing	737	746	657	316	323

	Quarter Ended
	2018		2017
	June 30	March 31	December 31	September 30	June 30
NONINTEREST INCOME
Service charges	$852	$888	$945	$986	$938
Net realized gain on securities transactions	(51)	—	142	—	25
Net realized gain on sale of loans	678	556	491	589	472
Fiduciary income	379	398	408	362	343
Bank-owned life insurance income	135	126	114	116	114
Merchant and debit card fees	871	829	818	778	791
Loan processing fee income	155	145	143	146	163
Other noninterest income	897	723	718	725	670
Total noninterest income	$3,916	$3,665	$3,779	$3,702	$3,516

NONINTEREST EXPENSE
Employee compensation and benefits	$7,789	$7,778	$6,922	$6,729	$6,440
Occupancy expenses	2,006	1,853	1,848	1,938	1,866
Legal and professional fees	1,033	568	589	692	419
Software and technology	657	556	556	533	517
Amortization	275	257	252	258	259
Director and committee fees	268	279	304	253	248
Advertising and promotions	380	279	314	303	335
ATM and debit card expense	259	309	133	253	264
Telecommunication expense	154	152	114	128	141
FDIC insurance assessment fees	159	156	144	162	174
Other noninterest expense	1,089	947	1,089	917	1,243
Total noninterest expense	$14,069	$13,134	$12,265	$12,166	$11,906
(1) Excludes outstanding balances of loans held for sale of $1.7 million, $1.5 million, $1.6 million, $3.4 million and $2.4 million as of June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.
(2) Excludes deferred loan fees of $857,000, $1.0 million, $1.1 million, $1.1 million and $1.1 million as of June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.
(3) Restructured loans-nonaccrual are included in nonaccrual loans which are a component of nonperforming loans.

Guaranty Bancshares, Inc.
Selected Financial Data (Unaudited)
(In thousands)
	For the Three Months Ended June 30,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,464,724	$18,242	5.00%	$1,273,989	$15,214	4.79%
Securities available for sale	248,422	1,492	2.41	217,031	1,198	2.21
Securities held to maturity	168,948	1,038	2.46	184,524	1,123	2.44
Nonmarketable equity securities	8,588	97	4.53	5,774	64	4.45
Interest-bearing deposits in other banks	30,340	157	2.08	66,272	193	1.17
Total interest-earning assets	1,921,022	21,026	4.39	1,747,590	17,792	4.08
Allowance for loan losses	(13,671)			(12,054)
Noninterest-earnings assets	147,812			144,489
Total assets	$2,055,163			$1,880,025
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,286,308	$4,004	1.25%	$1,251,623	$2,627	0.84%
Advances from FHLB and fed funds purchased	86,228	374	1.74	25,163	44	0.70
Other debt	—	—	—	8,431	120	5.71
Subordinated debentures	13,810	176	5.11	16,750	188	4.50
Securities sold under agreements to repurchase	14,043	13	0.37	13,437	14	0.42
Total interest-bearing liabilities	1,400,389	4,567	1.31	1,315,404	2,993	0.91
Noninterest-bearing liabilities:
Noninterest-bearing deposits	431,709			377,994
Accrued interest and other liabilities	7,034			6,991
Total noninterest-bearing liabilities	438,743			384,985
Shareholders’ equity	216,031			179,636
Total liabilities and shareholders’ equity	$2,055,163			$1,880,025
Net interest rate spread(2)			3.08%			3.17%
Net interest income		$16,459			$14,799
Net interest margin(3)			3.44%			3.40%
(1) Includes average outstanding balances of loans held for sale of $1.9 million and $1.4 million for the three months ended June 30, 2018 and 2017 respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

	For the Six Months Ended June 30,
	2018			2017
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earnings assets:
Total loans(1)	$1,415,000	$34,498	4.92%	$1,253,670	$29,629	4.77%
Securities available for sale	243,356	2,934	2.43	202,421	2,302	2.29
Securities held to maturity	170,803	2,099	2.48	186,064	2,252	2.44
Nonmarketable equity securities	8,051	186	4.66	7,251	320	8.90
Interest-bearing deposits in other banks	36,907	347	1.90	89,189	425	0.96
Total interest-earning assets	1,874,117	40,064	4.31	1,738,595	34,928	4.05
Allowance for loan losses	(13,332)			(11,810)
Noninterest-earnings assets	145,093			144,418
Total assets	$2,005,878			$1,871,203
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,271,225	$7,278	1.15%	$1,252,962	$5,031	0.81%
Advances from FHLB and fed funds purchased	73,176	588	1.62	37,209	112	0.61
Other debt	—	—	—	13,534	325	4.84
Subordinated debentures	13,810	343	5.01	18,023	395	4.42
Securities sold under agreements to repurchase	12,839	24	0.38	12,263	25	0.41
Total interest-bearing liabilities	1,371,050	8,233	1.21	1,333,991	5,888	0.89
Noninterest-bearing liabilities:
Noninterest-bearing deposits	416,114			368,341
Accrued interest and other liabilities	6,316			6,576
Total noninterest-bearing liabilities	422,430			374,917
Shareholders’ equity	212,398			162,295
Total liabilities and shareholders’ equity	$2,005,878			$1,871,203
Net interest rate spread(2)			3.10%			3.16%
Net interest income		$31,831			$29,040
Net interest margin(3)			3.43%			3.37%
(1) Includes average outstanding balances of loans held for sale of $1.8 million and $2.8 million for the six months ended June 30, 2018 and 2017, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

Guaranty Bancshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In thousands, except share and per share data)
	As of
	2018		2017
	June 30	March 31	December 31	September 30	June 30
Total shareholders’ equity	$239,658	$207,374	$207,345	$207,263	$204,551
Adjustments:
Goodwill	(32,019)	(18,742)	(18,742)	(18,742)	(18,742)
Core deposit and other intangibles	(6,628)	(2,578)	(2,724)	(2,870)	(3,016)
Total tangible common equity	$201,011	$186,054	$185,879	$185,651	$182,793
Common shares outstanding - end of quarter(1)	11,960,772	11,058,956	11,058,956	11,058,956	11,058,956
Book value per common share	$20.04	$18.75	$18.75	$18.74	$18.50
Tangible book value per common share	16.81	16.82	16.81	16.79	16.53
(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. ("Guaranty") is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services. Guaranty Bank & Trust has 32 banking locations across 24 Texas communities located within the East Texas, Dallas/Fort Worth, Greater Houston and Central Texas regions of the state. Visit www.gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"), and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the composition of our loan portfolio, including deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to execute our business plan; acquisitions and integrations of acquired businesses; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; and the amount of nonperforming and classified assets we hold. We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Cappy Payne Senior Executive Vice President and Chief Financial Officer (888) 572-9881 investors@gnty.com

Source: Guaranty Bancshares, Inc.